EXHIBIT 21.1

                       ROSS SYSTEMS, INC. AND SUBSIDIARIES
                              LIST OF SUBSIDIARIES

         Subsidiary                                      Place of incorporation
         ----------                                      ----------------------

      1. Cardinal Data Corporation                       Massachusetts, USA
      2. Ross Systems (U.K.) Ltd.                        United Kingdom
      3. RossData Canada Limited                         Canada
      4. Ross Computer Software B.V.                     The Netherlands
      5. Ross Systems Nederland B.V.                     The Netherlands
      6. Ross Systems France S.A.                        France
      7. Ross Systems Europe N.V.                        Belgium
      8. Pioneer Software, Inc.                          California, USA
      9. Ross Systems Deutschland GmbH                   Germany
     10. Ross Systems Iberica                            Spain
     11. Bizware Corporation                             New Jersey, USA
     12. Ross Software International PTE, Ltd.           Singapore
     13. Ross Software International (HK), Ltd.          Hong Kong
     14. Ross Systems Canadian Holdings, Inc.            Delaware
     15. Hi Point Systems Corporation                    Ontario, Canada
     16. Resynt, Inc.                                    Delaware, USA
     17. Ross Systems Auckland, Limited                  Auckland, New Zealand